As filed with the Securities and Exchange Commission on June 27, 2005

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Eyetech Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-4104684
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

3 Times Square, 12th Floor
New York, New York 10036
(Address of principal executive offices)

2003 Stock Incentive Plan
(Full title of the Plan)

David R. Guyer, M.D.
Chief Executive Officer
Eyetech Pharmaceuticals, Inc.
3 Times Square, 12th Floor
New York, New York 10036
(Name and address of agent for service)

(212) 824-3100
(Telephone number, including area code, of agent for service)

Copy to:

Joseph T. Kennedy, Esq.	James R. Tanenbaum, Esq.
Acting Chief Legal Officer	Morrison & Foerster LLP
Eyetech Pharmaceuticals, Inc.	1290 Avenue of the Americas
3 Times Square, 12th Floor	New York, New York 10104
New York, New York 10036	(212) 468-8000
(212) 824-3100

CALCULATION OF REGISTRATION FEE

	Amount to	Proposed maximum offering price	Proposed maximum aggregate offering	Amount of
Title of Securities to be Registered	be registered (1)	per share (3)	price (3)	registration fee
Common Stock, $.01 par value per share	2,095,225 shares (2)	$11.96	$25,058,891	$2,949.43

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above referenced plan.

(2)	Represents the amount of additional shares authorized to be issued under the registrant’s 2003 Stock Incentive Plan pursuant to the annual increase of securities provided therein and effective upon the commencement of the registrant’s fiscal year ending December 31, 2005.

(3)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the Nasdaq National Market on June 20, 2005.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS
EX-5.1: OPINION OF MORRISON & FOERSTER LLP
EX-23.2: CONSENT OF ERNST & YOUNG LLP

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement is filed to register 2,095,225 additional shares of the Common Stock, par value $.01 per share, of Eyetech Pharmaceuticals, Inc. (the “Company”) to be issued under the terms of the Company’s 2003 Stock Incentive Plan. The contents of the Registration Statement on Form S-8 filed by the registrant with the Securities and Exchange Commission on January 30, 2004 (File No. 333-112350) are hereby incorporated by reference in this Registration Statement.

Item 3. Incorporation of Documents by Reference.

     The following documents filed by the registrant with the Commission are incorporated by reference herein:

     a. The registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which includes audited financial statements for the registrant’s fiscal year ended December 31, 2004.

     b. All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the audited financial statements described in (a) above.

     c. The description of the registrant’s Common Stock contained in the registrant’s Statement on Form 8-A, filed December 17, 2003 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (see the signature page of this Registration Statement)

II-1

SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 27, 2005.

EYETECH PHARMACEUTICALS, INC.
By:	/s/ David R. Guyer, M.D.
David R. Guyer, M.D.
Chief Executive Officer, Director

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints David R. Guyer and Joseph T. Kennedy, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David R. Guyer, M.D. David R. Guyer, M.D.	Chief Executive Officer, Director (Principal Executive Officer)	June 27, 2005
/s/ Glenn P. Sblendorio Glenn P. Sblendorio	Chief Financial Officer (Principal Financial and Accounting Officer)	June 27, 2005
/s/ Henry Simon Henry Simon	Chairman of the Board of Directors	June 27, 2005
/s/ Srinivas Akkaraju, M.D., Ph.D. Srinivas Akkaraju, M.D., Ph.D.	Director	June 27, 2005
/s/ Samir Patel, M.D. Samir Patel, M.D.	Director	June 27, 2005
/s/ Michael Regan Michael Regan	Director	June 27, 2005
/s/ Phillip Satow Phillip Satow	Director	June 27, 2005
/s/ Damion E. Wicker, M.D. Damion E. Wicker, M.D.	Director	June 27, 2005

INDEX TO EXHIBITS

Exhibit
Number	Document
5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (see signature page of this Registration Statement)